EXHIBIT 99.1

Announces Termination of Blue Wolf Mongolia Holdings Corp Merger

Company To Evaluate Alternative Funding Options

SANTIAGO, CHILE—(Marketwire – July 16th, 2013) – Li3 Energy, Inc., (OTCBB: LIEG –News) (“Li3”, “Li3 Energy” or the “Company”), a US-listed and South America based global exploration company in the lithium and minerals sector, announces that Blue Wolf Mongolia Holdings Corp. has terminated the merger agreement between the two company’s. The agreement was terminated due to Blue Wolf’s inability to achieve the closing conditions for the transaction.

Luis Saenz, CEO of Li3 Energy, stated: “We are very disappointed that the merger was not successful.  Despite this step back, as a result of extremely difficult market conditions in the resource sector, Li3 is currently discussing funding alternatives with our board of directors and bankers and is aggressively seeking additional sources of capital that will allow us to continue with our development program”.

While Li3’s confidence is high, the Company offers no assurances on its ability to obtain the capital required to fund its ongoing operations.

About Li3 Energy, Inc.

Li3 Energy, Inc. is an exploration stage public company in the lithium mining and energy sector.  Li3 aims to acquire, develop and commercialize a significant portfolio of lithium brine deposits in the Americas.  With its controlling interest in its Maricunga Project, coupled with the completion of the NI 43–101 Compliant Measured Resource Report and the recently acquired Cocina acquisition, Li3’s goals are to: a) advance Maricunga to the Feasibility Stage; b) support the global implementation of clean and green energy initiatives; c) meet growing lithium market demand; and d) become a mid-tier, low cost supplier of lithium, potassium nitrate, iodine and other strategic minerals, serving global clients in the energy, fertilizer and specialty chemical industries. Additional information regarding the Company can be found in our recent filings with the Securities and Exchange Commission (“SEC”) as well as the information maintained on our website www.li3energy.com.

Forward-Looking Statements

Any statements contained herein which are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements identified by or containing words like "believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “potential,” “target,” “goal,” “plans,” “objective,” “should”, or similar expressions.  The Company gives no assurances the assumptions upon which such forward-looking statements are based will prove correct.  Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed herein due to many factors, including, without limitation: obtaining the necessary funding required in the short term to satisfy scheduled payments for its Cocina property as well as funding the company’s on-going operations; validation of the POSCO technology; obtaining and the issuance of necessary government consents; confirmation of initial exploration results;  the Company's ability to raise additional capital for exploration; development and commercialization of the Company's projects; future findings and economic assessment reports; the Company's ability to identify appropriate corporate acquisition or joint venture opportunities in the lithium mining sector and to establish appropriate technical and managerial infrastructure; political stability in countries in which we operate; and lithium prices. For further information about risks faced by the Company, and its Maricunga Project, see the “Risk Factors” section of the Company’s POS AM S-1, filed with the SEC on March 1st, 2013. The Company undertakes no obligation to update any forward-looking statement contained herein to reflect events or circumstances which arise after the date of this release.

Contact: Li3 Energy, Inc.

Luis Saenz, Chief Executive Officer

Marchant Pereira 150 Oficina 803

Providencia,  Santiago - Chile

info@li3energy.com

Marc S. Lubow, Executive Vice President

(904) 645 - 9549

marc.lubow@li3energy.com

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